Exhibit 99.1

NEWS RELEASE February 22, 2022

Tetra Tech Announces $1 Billion Credit Facility

Linked to Improving the Lives of One Billion People Worldwide

Pasadena, California.  Tetra Tech, Inc. (NASDAQ: TTEK), a leading provider of high-end consulting and engineering services in water, environment, and sustainable infrastructure, today announced the establishment of a $1 billion sustainability-linked credit facility.

Since the inception of our sustainability program, Tetra Tech has reduced greenhouse gas (GHG) emissions from our operations by 78 percent. On Earth Day 2021, Tetra Tech announced more ambitious sustainability goals to be carbon negative and improve the lives of one billion people by 2030. Tetra Tech has also joined the United Nations Global Compact and is a signatory to the Science Based Targets Initiative (SBTi).

Tetra Tech is further advancing our commitment to sustainability by linking our new credit facility to two key performance indicators:

•	Reduction of GHG emissions (tons of CO2e) through Tetra Tech’s projects and operational sustainability initiatives

•	Improvement of people’s lives as a result of Tetra Tech’s projects that provide environmental, social and governance benefits

“The sustainability-linked credit facility announced today recognizes the global scale of Tetra Tech’s Leading with Science® approach and reaffirms our commitment to improving the lives of people around the world” said Dan Batrack, Tetra Tech Chairman and CEO.

Tetra Tech’s President and Chief Sustainability Officer, Dr. Leslie Shoemaker, said, “We are establishing a ground-breaking and first-of-its-kind measurement and quantification of environmental and social benefits directly associated with the projects the Company performs. The quantification of the impact of our projects augments existing sustainability initiatives in our operations to foster efficiencies such as remote working and virtual meetings, energy-efficient offices and cloud-based IT systems.”

The credit facility increases the Company’s borrowing capacity by an additional $100 million and provides for up to a 5% reduction in the interest rate grid for meeting the sustainability targets. Steve Burdick, Tetra Tech Chief Financial Officer, said, “We are pleased that the bank lender group has recognized Tetra Tech’s long-term commitment to advancing sustainability and incorporated financial rewards in our credit facility for achieving measurable benefits.”

The lender group was led by Bank of America, with joint lead arrangers Wells Fargo Bank, US Bank, and Bank of Montreal. The lender group further included the support of HSBC Bank USA, The Bank of Nova Scotia, BNP Paribas, and City National Bank. Bank of America acted in the sole capacity of sustainability coordinator.

About Tetra Tech Tetra Tech is a leading provider of high-end consulting and engineering services for projects worldwide. With 21,000 associates working together, Tetra Tech provides clear solutions to complex problems in water, environment, sustainable infrastructure, renewable energy, and international development. We are Leading with Science® to provide sustainable and resilient solutions for our clients. For more information about Tetra Tech, please visit tetratech.com or follow us on LinkedIn, Twitter, and Facebook.

CONTACTS:

Jim Wu, Investor Relations

Charlie MacPherson, Media & Public Relations

(626) 470-2844

Any statements made in this release that are not based on historical fact are forward-looking statements. Any forward-looking statements made in this release represent management’s best judgment as to what may occur in the future. However, Tetra Tech’s actual outcome and results are not guaranteed and are subject to certain risks, uncertainties and assumptions ("Future Factors"), and may differ materially from what is expressed. For a description of Future Factors that could cause actual results to differ materially from such forward-looking statements, see the discussion under the section "Risk Factors" included in the Company’s Form 10-K and Form 10-Q filings with the Securities and Exchange Commission.

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